Exhibit 10.1

2023 Marriott International, Inc.

Stock And Cash Incentive Plan

Effective May 12, 2023

i

2023 MARRIOTT INTERNATIONAL, INC.

STOCK AND CASH INCENTIVE PLAN

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Marriott International, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the 2023 Marriott International, Inc. Stock and Cash Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan shall become effective as of the Effective Date, as defined below, and shall remain in effect as provided in Article 1.3 hereof. For the avoidance of doubt, Awards granted prior to the Effective Date shall be governed by terms set forth in the applicable Predecessor Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote and enhance the long-term growth of the Company by aligning the personal interests of Employees, Non-Employee Directors, and Consultants to those of Company stockholders and allowing such Employees, Non-Employee Directors, and Consultants to participate in the growth, development, and financial performance of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key individuals.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions; provided, however, that no Incentive Stock Option may be granted under the Plan after the tenth (10th) anniversary of the date the Board approves the Plan.

Article 2. Definitions

2.1 “Act” means the Securities Act of 1933, as amended from time to time.

2.2 “Annual Meeting” means the annual meeting of the stockholders of the Company at which Directors are elected.

2.3 “Approved Retiree” means, except as otherwise provided in an Award Agreement, any Participant who (i) terminates employment by reason of a Disability, or (ii) (A) retires from employment with the Company with the specific approval of the Committee on or after such date on which the awardee has attained age fifty-five (55) and completed ten (10) Years of Service, and (B) has continued to comply with any covenants or similar forfeiture conditions applicable to the Participant.

2.4 “Award” means, individually or collectively, a grant under this Plan of SARs, Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, Other Cash Awards, Non-Employee Director Deferred Share Awards or Stock Units.

2.5 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award granted under this Plan.

2.6 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7 “Beneficiary” means the person or persons designated pursuant to Article 13 hereof.

2.8 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9 “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(a) Acquisition of Voting Securities. Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) (fifty percent (50%) if the Person is a Marriott Family Member) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (i) has not acquired such voting securities directly from the Company, (ii) is not the Company or any of its Subsidiaries, (iii) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (iv) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (v) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or

(b) Merger, Consolidation, etc. The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more Subsidiaries or affiliates) of a merger, consolidation, reorganization, business combination or other similar transaction, other than such a transaction where the holders of the voting securities of the Company immediately prior to such transaction own fifty percent (50%) or more of the combined voting power (directly or indirectly) of the voting securities of the surviving entity outstanding immediately following such transaction; or

(c) Change in Majority of the Board. Continuing Directors cease to represent a majority of the Board; or

(d) Sale, Liquidation or Other Disposition. The stockholders of the Company approve a plan of complete dissolution or liquidation of the Company or the Company sells or disposes all or substantially all of its assets in any single transaction or a series of related transactions.

In no event, however, shall a Change in Control be deemed to occur upon a merger, consolidation or other reorganization effected primarily to change the State of the Company’s incorporation or to create a holding company structure pursuant to which the Company becomes a wholly-owned subsidiary of an entity whose outstanding voting securities immediately after its formation are beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to the formation of such entity.

Notwithstanding the foregoing, with respect to any Award (or portion of any Award) that is subject to Code Section 409A, and for which Change in Control constitutes a payment event, if any event described in this Article 2.9 does not qualify as a “change in control event” within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations thereunder, then such event shall constitute a Change in Control for purposes of the foregoing provisions of Article 2.9 only to the extent such status does not result in taxation pursuant to Code Section 409A, and appropriate provision shall be made for the protection of any rights to future distribution, including a nonqualified deferred compensation account allocation of equivalent value.

2.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.11 “Committee” means the Human Resources and Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.12 “Company” means Marriott International, Inc., together with any and all Subsidiaries, and any successor thereto as provided in Article 19 herein.

2.13 “Consultant” means any natural person that is not an Employee or a Non-Employee Director who provides bona fide services to the Company that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

2.14 “Continuing Directors” means, on any date, individuals who, at the beginning of and continuously throughout the two (2)-year period ending on such date, served as Directors, together with any other Director who was appointed, elected or nominated for election as a Director during such period (other than a Director designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in Article 2.9(a), (b) or (d)) whose appointment, election or nomination for election by the stockholders is approved by at least two-thirds (2/3) of the Directors who were Continuing Directors on the date of such an appointment, election or nomination for election. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be a Continuing Director.

2.15 “Covered Termination of Employment” means, except as otherwise provided in an Award Agreement, (a) any involuntary termination of employment of a Participant, provided that such termination does not result from the Participant’s misconduct or violation of any Company policy; and (b) any voluntary termination of employment of a Participant following: (i) a material diminution in the Participant’s base compensation, target annual bonus or target stock incentive; (ii) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, provided that a Change in Control (including the fact that the Company’s stock is not publicly held or is held or controlled by a single stockholder as a result of a Change in Control) shall not of itself be deemed a material diminution in the Participant’s position or authority, duties or responsibilities; (iii) a material diminution in the position, authority, duties, or responsibilities of the supervisor to whom the

Participant is required to report as in effect immediately prior to the Change in Control, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board of the Company or a Subsidiary; (iv) a material diminution in the budget over which the Participant retains authority; or (v) a change in geographic location at which the Participant must perform services to a distance of more than fifty (50) miles from its location immediately prior to the date of a Change in Control, in each case, without the Participant’s consent.

2.16 “Director” means any member of the Board.

2.17 “Disability” means, except as otherwise provided in an Award Agreement, the Participant is either:

(a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or

(b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine (i) conclusively whether a Participant has incurred a Disability pursuant to the above definition, including the medical evidence required to establish such Disability (e.g., a form to be completed by the Participant’s physician), (ii) the date of the occurrence of such Disability and (iii) any incidental matters relating the foregoing; provided that any exercise of authority in conjunction with a determination of whether the Participant is disabled within the meaning of Code Section 409A(a)(2)(C) shall be consistent with such Code section. To assist in its determination, the Committee shall have the right to require the Participant be examined by one or more individuals, who are qualified to give professional medical advice, selected by or satisfactory to the Committee.

2.18 “Effective Date” means the date on which the Company’s stockholders approve the Plan.

2.19 “Employee” means any individual who is, or will become, a full-time, active employee of the Company. Any Employee who, at the request of the Company, and on the written assignment of the Company specifically referencing this provision of the Plan, becomes an employee of another employer shall continue to be treated as an Employee for all purposes hereunder during the period of such assignment. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option or the base price from which appreciation in Shares is measured under a SAR.

2.22 “Fair Market Value” means (i) if the Shares are listed on any established stock exchange, system or market, the average of the highest and lowest quoted selling prices for the Shares on the relevant date (or, if there were no sales on such date, the average so computed on the nearest day before the relevant date as quoted on such exchange, system or market), as reported in The Wall Street Journal or other similar source selected by the Committee (or its delegate); and (ii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

2.23 “Fee Deferral Election” means an election made by a Non-Employee Director to defer the receipt of Fees, as described in Article 12.3 hereof.

2.24 “Fees” means all or part of any cash retainer and/or fees payable to a Non-Employee Director in such capacity.

2.25 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.26 “Insider” shall mean an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.27 “Marriott Family Member” means (i) J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., (ii) any children, grandchildren or other lineal descendants including adopted children and step children) of any of the foregoing, (iii) any spouses, former spouses, civil partners, or former civil partners of any of the foregoing, (iv) any siblings or other immediate family members of any of the foregoing, (v) any heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing, or (vi) any trust or other entity established primarily for the benefit of, or controlled (as defined in Rule 12(b)(2) under the Exchange Act) by, one or more of the foregoing.

2.28 “Non-Employee Director” means a Director who is not an Employee of the Company.

2.29 “Non-Employee Director Deferred Share Award” shall mean an Award of deferred Shares to a Non-Employee Director, as described in Article 12.2 herein.

2.30 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.31 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.32 “Other Cash Award” means a cash Award as described in Article 9.4 herein.

2.33 “Other Share-Based Award” means an Award as described in Articles 9.1 through 9.3 herein.

2.34 “Participant” means an individual who has an outstanding Award granted under the Plan.

2.35 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

2.36 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37 “Predecessor Plans” means the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan, the Marriott International, Inc. 1996 Comprehensive Stock Incentive Plan, the Marriott International, Inc. 1995 Non-Employee Directors’ Deferred Stock Compensation Plan, the Marriott International, Inc. Stock and Cash Incentive Plan effective January 1, 2008, as amended, and the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan.

2.38 “Restricted Stock” means an Award of Shares subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

2.39 “Restricted Stock Units” means Award denominated in units of Shares under which the issuance of Shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.

2.40 “SAR” means a stock appreciation right Award granted to a Participant pursuant to Article 6 herein which shall be settled in cash or Shares, or a combination thereof.

2.41 “Serious Misconduct” means committing a criminal offense or malicious tort relating to or against the Company, a violation of any applicable covenants or similar forfeiture conditions (other than Termination of Service), or, as determined by the Committee in its sole discretion, engaging in willful acts or omissions or acts or omissions of gross negligence that are or potentially are injurious to the Company’s operations, financial condition or business reputation.

2.42 “Shares” means shares of Class A Common Stock of the Company or of any successor company adopting this Plan.

2.43 “Stock Unit Account” means the bookkeeping account established by the Company pursuant to Article 12.3.

2.44 “Stock Units” means the credits to a Non-Employee Director’s Stock Unit Account, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

2.45 “Subsidiary” means any corporation, partnership, joint venture, trust or other entity in which the Company has a controlling interest as defined in Treas. Reg. § 1.414(c)-2(b)(2), except that the threshold interest shall be “more than fifty percent (50%)” instead of “at least eighty percent (80%).”

2.46 “Termination of Service” means termination of service as a Non-Employee Director in any of the following circumstances:

(a) Where the Non-Employee Director voluntarily resigns or retires;

(b) Where the Non-Employee Director is not re-elected (or elected in the case of an appointed Non-Employee Director) to the Board by the stockholders; or

(c) Where the Non-Employee Director dies.

With respect to any Awards that are or become subject to Section 409A of the Code, Termination of Service shall not include any event that is not within the meaning of “separation from service” as set forth in Treas. Reg. § 1.409A-1(h).

2.47 “Year of Service” means a period of twelve (12) consecutive calendar months during which an Employee was paid for twelve hundred (1200) or more hours of work for the Company.

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Committee, the members of which shall be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 16 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan (including determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. As permitted by law, the Committee may delegate its authority under the Plan to any Director or Employee.

3.3 Decisions Binding. All determinations and decisions made by the Committee or its designee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all parties.

3.4 Cancellation of Awards. Notwithstanding anything to the contrary in the Plan or any Award Agreement, if a Participant engages in Serious Misconduct, whether or not the Participant terminates employment, the Committee may, in its sole discretion, refuse or revoke Approved Retiree status or other retirement approval for such Participant, or otherwise determine that such Participant may not receive, vest in or exercise any Awards or otherwise receive Shares thereunder to the extent the Awards are not granted, vested or fully exercised, or Shares are not received, as of such determination. In addition and notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any Shares or cash paid to a Participant in connection with an Award or proceeds realized under any Award, to the extent provided for under the Company’s clawback policy(ies), if any, as in effect from time to time.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares. Subject to Articles 4.2 and 4.3 herein, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is (a) 11,750,000 Shares, of which one-hundred percent (100%) may be issued pursuant to Incentive Stock Options, plus (b) the number of Shares subject to any award outstanding under the Predecessor Plans as of the Effective Date that after the Effective Date are not issued because such award is forfeited, canceled, terminates, expires or otherwise lapses without being exercised (to the extent applicable), or is settled in cash. Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Predecessor Plans.

4.2 Share Recycling. If any Award granted under the Plan is forfeited, canceled, terminates, expires, lapses for any reason, or is settled in cash, any Shares subject to such Award shall again be available for the grant of an Award under the Plan. In addition, if the tax withholding obligation, exercise price or purchase price under any Award or an award granted under the Predecessor Plans is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the award or by Shares tendered by the participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall be available for issuance pursuant to Awards under this Plan.

4.3 Adjustments in Authorized Shares and Awards. In the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, extraordinary dividend, share combination, recapitalization, or similar event affecting the equity capital structure of the Company, or in the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation and/or for cash as a result of a corporate transaction, such as any merger, consolidation, separation, acquisition of property or shares, stock rights offering, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, or similar event affecting the Company, then the Committee shall make an equitable adjustment in (a) the number and class of Shares which thereafter may be delivered under Article 4.1, (b) the number and class of Shares subject to outstanding Awards, (c) the Exercise Price relating to any Award, and (d) the performance goals which may be applicable to any outstanding Awards, and such other equitable substitutions or adjustments may be made, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the preceding sentence, in the case of any such transaction described in the preceding sentence, the adjustments made by the Committee or the Board of Directors, or similar body of any other legal entity assuming the obligations of the Company hereunder, may consist of either (i) making appropriate provision for the protection of outstanding Awards by the substitution on an equitable basis of appropriate equity interests or awards similar to the Awards (or, in the event no such similar equity interests may be identified, a nonqualified deferred compensation account allocation of equivalent value), provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, providing that Awards will be exercised, distributed, cashed out or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions, including vesting restrictions or exercise waiting periods) as shall be specified in the notice, provided that any Awards that are subject to Code Section 409A must not be exercised, distributed, cashed out or exchanged for value unless the transaction qualifies as a “change in control event” as described under Code Section 409A(2)(A)(v) and the regulations thereunder and any such action complies with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v) to the extent applicable thereto. Any adjustment of an ISO under clause (i) of the preceding sentence in this paragraph shall be made in such a manner so as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code.

Article 5. Eligibility and Participation

5.1 Eligibility. Employees, Non-Employee Directors and Consultants shall be eligible to participate in this Plan.

5.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Non-Employee Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. SARs and Stock Options

6.1 Grant of SARs and Options. Subject to the terms and provisions of the Plan, SARs and/or Options may be granted to Employees, Non-Employee Directors or Consultants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided that an ISO may only be granted to an Employee of the Company or one its Subsidiaries. Other than in connection with a change in the Company’s capitalization as described in Article 4.3, at any time when the Exercise Price of a SAR or an Option is above the Fair Market Value of a Share, the Committee shall not, without stockholder approval, reduce the Exercise Price of such SAR or Option, exchange the SAR or Option for a new Award (including a SAR or Option) with a lower (or no) Exercise Price, purchase or otherwise exchange the SAR or Option for cash or other value, or otherwise take any other action that is treated as a “repricing” with respect to such SAR or Option under generally accepted accounting principles. Dividends shall not accrue or otherwise be earned on SARs or Options, and dividend equivalents may not be granted in connection with any SAR or Option.

6.2 Award Agreement. Each SAR and Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Award, the number of Shares to which the Award pertains, and such other provisions as the Committee shall determine. The Award Agreement, if pertaining to an Option, also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3 Exercise Price. The Exercise Price for each grant of a SAR or an Option under this Article 6 shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR or Option is granted; provided, however, if on the date of grant of an ISO, the Employee (together with Persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a “10% Stockholder”), the Exercise Price shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant.

6.4 Duration of SARs and Options. Each SAR and Option granted under this Article 6 shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR or Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, however, that if an ISO is granted to a 10% Stockholder, such ISO may not be exercised after the expiration of five (5) years from the date of grant.

6.5 Exercise of SARs and Options. SARs and Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. The ability of a Participant to exercise a SAR or an Option is conditioned upon the Participant not engaging or having engaged in Serious Misconduct.

6.6 Notice and Payment. SARs and Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to the Company by such means as the Committee shall approve from time to time, setting forth the number of Shares with respect to which the SAR or Option is to be exercised, accompanied, in the case of Options, by full payment for the Shares.

The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by withholding from Shares otherwise deliverable upon exercise or tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of a SAR or an Option granted under this Article 6 as it may deem advisable, including restrictions under the Company’s securities trading policy, applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares. The Company may also require Shares to be held with a designated brokerage firm.

6.8 Nontransferability of SARs and Options.

(a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b) SARs and Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or pursuant to policies adopted by the Committee, no SAR or NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the Plan or the Award Agreement, all SARs and NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7. Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Non-Employee Directors and Consultants in such amounts as the Committee shall determine.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

7.4 Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, a requirement to comply with one or more covenants or similar forfeiture conditions, and/or restrictions under applicable federal or state securities laws. The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction. Distribution of Shares of Restricted Stock is conditioned upon the Participant not engaging in Serious Misconduct.

7.5 Voting Rights. Participants shall have no voting, transfer, liquidation, dividend (except as provided in Article 7.6) or other rights of a stockholder with respect to Shares underlying the Restricted Stock prior to such time that the corresponding Shares are transferred, if at all, to the Participant’s brokerage account.

7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be accrued in cash or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes; provided, that any such dividends will be accumulated and paid at the time (and to the extent) that the underlying Shares of Restricted Stock vest and settle.

Article 8. Restricted Stock Units

8.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to Employees, Non-Employee Directors and Consultants in such amounts as the Committee shall determine.

8.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the vesting conditions, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated unless and until Shares are issued in settlement of the Restricted Stock Units. All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall be available during such Participant’s lifetime only to such Participant.

8.4 Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Units granted pursuant to the Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, a requirement to comply with one or more covenants or similar forfeiture conditions, and/or restrictions under applicable federal or state securities laws. Settlement of Restricted Stock Units is conditioned upon the Participant not engaging in Serious Misconduct. Participants shall have no rights with respect to any Shares underlying Restricted Stock Units unless and until such Shares are issued in settlement of the Restricted Stock Units.

8.5 Dividend Equivalents. Subject to the terms of the Award Agreement, Restricted Stock Units may accrue dividend equivalents, which may be accrued in cash or converted into additional Restricted Stock Units, upon such terms as the Committee establishes; provided, that any such dividend equivalents will be accumulated and paid at the time (and to the extent) that the underlying Restricted Stock Units vest and settle.

Article 9. Other Awards

9.1 Grant of Other Share-Based Awards. The Committee may grant Other Share-Based Awards to Employees, Non-Employee Directors and Consultants in such number, upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Terms of Other Share-Based Awards. Other Share-Based Awards shall contain such terms and conditions as the Committee may from time to time specify and may be denominated in cash, in Shares, in Share-equivalent units, in Share appreciation units, in securities or debentures convertible into Shares or in a combination of the foregoing and may be paid in cash or in Shares, all as determined by the Committee. Other Share-Based Awards may be issued alone or in tandem with other Awards granted to Employees.

9.3 Other Share-Based Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine, including any vesting conditions.

9.4 Other Cash Awards. The Committee may grant Other Cash Awards that vest based on continued employment or based on performance set forth in Article 11, which are not based on Shares, upon such terms and at any time and from time to time as shall be determined by the Committee. Each such Other Cash Award may be evidenced by an Award Agreement that shall specify such terms and conditions as the Committee shall determine. An Other Cash Award shall not decrease the number of Shares under Article 4 that may be issued pursuant to other Awards. Other Cash Awards may relate to annual bonus or long-term performance awards.

9.5 Dividend Equivalents. Subject to the terms of the Award Agreement, Other Share-Based Awards may accrue dividend equivalents, which may be accrued in cash or converted into additional Other Share-Based Awards, upon such terms as the Committee establishes; provided, that any such dividend equivalents will be accumulated and paid at the time (and to the extent) that the underlying Other Share-Based Awards vest and settle.

Article 10. Performance Measures for Awards

10.1 Performance Measures. The performance measure(s) to be used for purposes of Awards may be one or more performance criteria specified by the Committee, which may be applied to either the Company as a whole or to one or more of the Company’s divisions or operational and/or business units or subsidiaries, product lines, brands, business segments, geographic regions, or administrative departments.

10.2 Adjustments. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives upward or downward in its sole discretion.

Article 11. Deferrals of Awards

11.1 Deferrals of Awards. Subject to the terms and provisions of the Plan, any Award of Restricted Stock Units, Other Share-Based Awards and Other Cash Awards may, as determined by the Committee, contain a provision permitting a Participant to elect to defer such Award.

11.2 Method of Election. Each Participant who is granted an Award with a deferral provision may elect, in writing, on a form to be furnished by the Company and otherwise in accordance with procedures established by the Company, to defer settlement of such Award. Notwithstanding the foregoing, any eligible Participant who does not elect to defer within the time designated by the Company shall receive settlement at such times and subject to such terms as set forth in the Award Agreement.

11.3 Conditions. Notwithstanding anything to the contrary in the Plan, settlement of any Award that is deferred under this Article 11 is conditioned upon:

(a) the Participant not engaging or having engaged in Serious Misconduct; and

(b) the Participant having provided the Committee with a current address where the Award may be distributed.

If these conditions are not met, such Award will be forfeited and terminated, without payment.

11.4 Assignment. A Participant’s rights under an Award that is deferred under this Article 11 may not, without the Company’s written consent, be assigned or otherwise transferred, nor shall they be subject to any right or claim of a Participant’s creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company against the value of such Award and any underlying Shares.

Article 12. Non-Employee Director Awards

12.1 Awards. Non-Employee Directors shall be eligible to: (a) receive Awards under the Plan and (b) make Fee Deferral Elections.

12.2 Non-Employee Director Deferred Share Awards. On or about the first (1st) full trading day immediately following each Annual Meeting that is in an open trading window under the Company’s securities trading policy, or on such date as otherwise determined by the Board, each Non-Employee Director designated by the Board shall receive a Non-Employee Director Deferred Share Award of a number of Shares determined by the Board. Each Non-Employee Director Deferred Share Award shall vest and become nonforfeitable on a daily pro-rata basis over the Non-Employee Director’s term of office, which expires at the next Annual Meeting following the grant date. The vested Shares shall be distributed to the Non-Employee Director in a lump sum within thirty (30) days following the Non-Employee Director’s Termination of Service, unless the Non-Employee Director makes an advance election designating another time or form of distribution. Any such advance election must be made in writing on a form and in a manner prescribed by the Committee (or its delegate(s)) and delivered to the Company on or before (and become irrevocable by) the last day of the calendar year that immediately precedes the year of grant of the Non-Employee Director Deferred Share Award. The Non-Employee Director shall have no voting, transfer, liquidation, dividend or other rights of a stockholder of the Company with respect to Non-Employee Director Deferred Share Awards prior to such time that the subject Shares are distributed to the Non-Employee Director.

12.3 Fee Elections.

(a) Director Elections. Payment of all or any part of any Fees payable to a Non-Employee Director may be deferred by election of the Non-Employee Director under the Plan or otherwise as permitted by the Company. Each such deferral election under the Plan must be made in writing on a form and in a manner prescribed by the Committee (or its delegates(s)) and delivered to the Company on or before (and become irrevocable by) the last day of the calendar year that immediately precedes the term of the Non-Employee Director which commences with the next Annual Meeting (the “Election Year”) and must be irrevocable for such Election Year. In addition to elections to defer Fees under the Plan, as permitted by the Committee and pursuant to such terms established by the Committee, a Non-Employee Director may elect to receive payment of such Director’s Fees in the form of SARs, Options or Restricted Stock Units; provided, however, that if such an election is made to receive payment of Fees in the form of SARs, Options or Restricted Stock Units, then no deferral election under this Article 12.3 shall be permitted with respect to such Fees.

(b) Crediting Stock Units to Accounts. Amounts deferred pursuant to a Fee Deferral Election under the Plan shall be credited as of the end of the calendar quarter for which the Fees were payable (the “Credit Date”) to a Stock Unit Account in Stock Units. The number of Stock Units credited to a Stock Unit Account with respect to any Non-Employee Director shall equal (i) the amount deferred pursuant to the Fee Deferral Election divided by (ii) the Fair Market Value of a Share on the Credit Date, with fractional units calculated to at least three (3) decimal places. Notwithstanding the foregoing, in the event that the Credit Date is a Saturday, Sunday or other day on which stock of the Company is not traded on the Nasdaq or another national exchange, then the Credit Date shall be the immediately preceding day on which the stock of the Company is traded on the Nasdaq or another national exchange.

(c) Fully Vested Stock Units. All Stock Units credited to a Non-Employee Director’s Stock Unit Account pursuant to this Article 12.3 shall be at all times fully vested and nonforfeitable.

(d) Credit of Dividend Equivalents. As of each dividend payment date with respect to Shares, each Non-Employee Director shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to the product of (i) the per-Share cash dividend payable with respect to a Share on such dividend payment date multiplied by the number of Stock Units credited to his or her Stock Unit Account as of the close of business on the record date for such dividend, divided by (ii) the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and credited in a manner consistent with the foregoing and, if their value is not readily determinable, shall be credited “in kind” to the Non-Employee Director’s Stock Unit Account.

(e) Payment of Stock Units. Upon Termination of Service, the Stock Units credited to a Non-Employee Director’s Stock Unit Account shall be paid to the Non-Employee Director in an equal number of Shares in a single lump sum or in substantially equal annual installments over a period not to exceed ten (10) years, as irrevocably elected in writing by the Non-Employee Director at the time of the Non-Employee Director’s election to defer Fees under Article 12.3(a), pursuant to rules established from time to time by the Committee.

12.4 Unfunded Status. The interest of each Non-Employee Director in any Fees deferred under this Article 12 (and any Stock Unit Account relating thereto) or in any Award shall be that of a general creditor of the Company. Stock Unit Accounts and Stock Units (and, if any, “in kind” dividends) credited thereto shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

12.5 Limitation on Non-Employee Director Awards. Subject to Article 4.3, the maximum aggregate number of Shares that may be subject to any Awards granted in any one fiscal year to any single Non-Employee Director shall be $750,000, divided by the grant date fair value of such Awards, rounded down to the nearest whole Share.

Article 13. Beneficiary Designation

Each Participant under the Plan may designate any beneficiary or beneficiaries with respect to Awards under the Plan in accordance with the procedures determined by the Company.

Article 14. Change in Control

14.1 Treatment of Awards. Except as otherwise explicitly provided in any Award Agreement, if a Participant who is actively employed by the Company incurs a Covered Termination of Employment within three (3) months preceding or twenty-four (24) months following a Change in Control, then the following shall occur with respect to any Awards held by or granted to such Participant (or any Beneficiary) immediately following the later to occur of such Change in Control and such Covered Termination of Employment (the “Trigger Date”):

(a) Options and SARs. All of the unvested or unexercisable Options, SARs or Other Share-Based Awards taking a form substantially the same as Options or SARs held by the Participant as of the Trigger Date shall be deemed to be fully vested and exercisable with respect to the subject Shares, or other equity interests that are substituted for the Shares as a result of the Change in Control, and any other conditions on such Awards shall lapse, other than those imposed by law. Any performance criteria shall be deemed satisfied at the “target” level. Such Awards shall remain exercisable until the earlier of (i) the end of their original term, or (ii) twelve (12) months (or in the case of an Approved Retiree, five

(5) years) following the Participant’s Covered Termination of Employment. In the event no Shares or substitute equity interests are available to satisfy the Awards upon exercise, a cash payment shall be made to the Participant equal to the binomial value of each such Award, as determined by the Company, where the value of a subject Share for this purpose is the price paid per Share to general stockholders of the Company, through a tender offer or otherwise, pursuant to the transaction resulting in the Change in Control, and where other assumptions used for purposes of computing the binomial value shall be those indicated in the most recently issued annual proxy statement or annual report of the Company.

(b) Restricted Stock and Restricted Stock Units. With respect to any Restricted Stock, Restricted Stock Units or any Other Share-Based Awards taking a form substantially the same as Restricted Stock or Restricted Stock Units held by the Participant as of the Trigger Date, the restrictions, forfeiture conditions, deferral of settlement and conditions on distribution other than those imposed by law applicable to such Awards shall lapse, and all such Awards shall be deemed fully vested, as of the Trigger Date, and the subject Shares (or equity interests that are substituted for the subject Shares as a result of the Change in Control) or cash shall be distributed to the Participant. Any performance criteria shall be deemed satisfied at the “target” level. In the event no such Shares or substitute equity interests are available for distribution, a cash payment shall be made to the Participant equal to the price paid per Share to general stockholders of the Company, through a tender offer or otherwise, pursuant to the transaction resulting in the Change in Control, multiplied by the number of subject Shares or substitute equity awards that otherwise would be distributed to the Participant if available.

(c) Other Cash Awards. All Other Cash Awards held by the Participant as of the Trigger Date shall be paid out as to a pro-rated amount based on the days of such fiscal year (or other applicable period) through the Trigger Date. Any performance criteria shall be deemed satisfied at the “target” level.

14.2 Section 280G Cut-back in Benefits. Notwithstanding the other provisions of this Plan, in the event that the amount of payments or other benefits payable to any Participant under this Plan, together with any payments or benefits payable under any other plan, program, arrangement or agreement, would constitute an “excess parachute payment” (within the meaning of Section 280G or the Code), the payments under this Plan shall be reduced in a manner determined by the Company (by the minimum possible amounts) until no amount payable to the Participant under the Plan constitutes an “excess parachute payment” (within the meaning of Section 280G of the Code). All determinations required to be made under this Article 14.2, including whether a payment would result in an “excess parachute payment” and the assumptions utilized in arriving at such determination, shall be made by a registered public accounting firm selected by the Company.

Article 15. Rights of Participants

15.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

15.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 16. Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination. Subject to Article 16.3, the Board (or its authorized delegate) may at any time and from time to time, alter, amend, suspend or terminate the Plan or any Award in whole or in part; provided, however, that the Board may, in its sole discretion, condition the adoption of any amendment of the Plan on the approval thereof by the requisite vote of the stockholders of the Company entitled to vote thereon. Unless otherwise determined by the Board, the Company’s most senior human resources officer shall also have the authority to alter, amend, suspend or terminate the Plan or any Award under this Article 16; provided, however, that no such amendment shall materially increase the cost of the Plan to the Company or require approval of the Board (or a committee thereof) or stockholders of the Company under applicable law or the rules of any applicable securities exchange.

16.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Article 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

16.3 Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

16.4 Assumption or Substitution of Awards in Mergers and Acquisitions. Awards may be assumed and continued under the Plan from time to time in substitution for awards held by employees, directors or consultants of entities who become or are about to become Employees, Directors or Consultants as the result of a merger, consolidation or other acquisition of the employing entity or the acquisition by the Company or a Subsidiary of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. Any such assumption and continuation of any such previously granted and unexercised award will be treated as an outstanding Award under the Plan, but will not count against the number of Shares reserved for issuance pursuant to Article 4.1. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will not reduce the Shares available for grants as provided in Article 4.1.

Article 17. Withholding

17.1 Tax Withholding. The Company shall have the power and the right to deduct from any amount otherwise due to the Participant, or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local income, employment or other related taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

17.2 Share Withholding. With respect to withholding required in connection with any Award, the Company may require, or the Committee may permit a Participant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold from Shares to be issued pursuant to such Award a number of Shares having an aggregate Fair Market Value on the date of withholding that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rates in such Participant’s applicable jurisdiction for federal, state, local and foreign income, employment or other related tax purposes that are applicable to such taxable income. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. For purposes of Share withholding, the Fair Market Value of the withheld Shares shall be determined consistent with the applicable provisions of the Code, together with the regulations and official guidance promulgated thereunder.

Article 18. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

Article 20. Legal Construction

20.1 Interpretation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine and/or neutral genders, the plural shall include the singular and the singular shall include the plural. Wherever the word “include,” “includes,” or “including” is used in the Plan, it shall be deemed to be followed by the words “without limitation.”

20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

20.5 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

Article 21. Code Section 409A

21.1 General. To the extent that Code Section 409A may apply to any Awards under the Plan, it is intended that the terms of the Plan and such Awards meet the applicable requirements of Code Section 409A so that a Participant is not taxed under Code Section 409A with respect to such Awards until such time as Shares or other amounts are distributed to the Participant in accordance with the Plan’s and the Awards’ terms. For this purpose, the Plan and the Awards will be administered and interpreted to comply with Code Section 409A and any applicable Treasury or Internal Revenue Service guidance.

21.2 Delay for Specified Employees. To the extent that any Awards under the Plan may be subject to Code Section 409A(a)(2)(B)(i), distributions of Shares or other amounts pursuant to such Awards on account of a “separation from service” (as defined in Treas. Reg. § 1.409A-1(h)) of a Participant who is a Specified Employee (as defined as follows) shall be made or commence not before the date which is six (6) months following the separation from service, except in the event of the Participant’s death. Any distribution that is delayed under this Article 21.2 shall be distributed on the first day of the seventh month following the Specified Employee’s separation from service (without affecting the timing of any subsequent installment that is not within the six-month period following the separation from service). For this purpose, a “Specified Employee” is a person described under Treas. Reg. § 1.409A-1(i), applying the default rules thereunder, except that the definition of compensation for purposes of identifying Specified Employees shall be the same definition as used for determining who are Specified Employees under the Marriott International, Inc. Executive Deferred Compensation Plan for the same determination period.